Exhibit 99.1

Company Contact:

Rick Neely

Chief Financial Officer

408-321-6756

TESSERA TECHNOLOGIES ANNOUNCES THIRD QUARTER 2012 RESULTS

- Quarterly Dividend Declared -

San Jose, Calif.,- Nov. 1, 2012 – Tessera Technologies, Inc. (NASDAQ: TSRA) (the “Company” or “we”) announced its results for the third quarter ended Sept. 30, 2012. Total revenue for the third quarter of 2012 was $72.7 million. Generally accepted accounting principles (GAAP) net loss for the third quarter of 2012 was $1.1 million, or $0.02 per basic share.

“During the third quarter of 2012, our Intellectual Property teams continued to demonstrate infringement of Tessera, Inc. and Invensas Corporation patents to many manufacturers. We look forward to new long-term licenses that will give our customers freedom of operation under our portfolios of patented ideas,” stated Robert A. Young, chief executive officer and president, Tessera Technologies, Inc. “We also successfully gained initial original equipment manufacturer adoption for our DIMM-IN-A-PACKAGETM solution for use in UltrabooksTM and tablets.

“Turning to our DigitalOptics segment, in the third quarter we made further progress towards our goal of shipping our MEMS autofocus technology in the fourth quarter. We also began construction of our optical component manufacturing site in Taiwan and began converting our production facility in Zhuhai, China to enable the manufacture of our next-generation MEMS camera modules, which we anticipate shipping in the first half of 2013.”

Third Quarter 2012

•	Total revenue was $72.7 million.
•	Intellectual Property segment revenue was $57.9 million.
•	DigitalOptics segment revenue was $14.8 million.

Total revenue for the third quarter of 2012 was $72.7 million, compared to $59.3 million of total revenue in the third quarter of the prior year. Intellectual Property segment revenue for the third quarter of 2012 was $57.9 million, compared to $50.3 million in the third quarter of the prior year, which included a nonrecurring $1.0 million license fee. The year-over-year increase was due primarily to the payment from Amkor Technology, Inc. related to the International Court of Arbitration of the International Chamber of Commerce interim award, offset in part by declining royalty income from Micron Technology, Inc. and Powertech Technology Inc.

DigitalOptics segment revenue for the third quarter of 2012 was $14.8 million, compared to $9.0 million in the third quarter of the prior year. The increase was due primarily to camera module product sales from the Company’s recently acquired manufacturing facility in Zhuhai, China.

GAAP net loss for the third quarter of 2012 was $1.1 million, or $0.02 per basic share, which included non-cash charges of $6.2 million for amortization of acquired intangibles and $4.0 million for stock-based compensation.

Non-GAAP net income for the third quarter of 2012 was $6.5 million or $0.12 per diluted share. Non-GAAP net income is defined as income and operating expenses adjusted for acquired intangibles amortization, charges for acquired in-process research and development, stock-based compensation expense, impairment charges on long-lived assets and goodwill, and related tax effects.

Nine-month Period Ended Sept. 30, 2012

•	Total revenue was $180.8 million.
•	Intellectual Property segment revenue was $149.9 million.
•	DigitalOptics segment revenue was $30.9 million.

GAAP net loss for the nine-month period was $9.6 million, or $0.19 per diluted share. Non-GAAP net income for the nine-month period was $14.5 million, or $0.27 per diluted share.

Balance Sheet

Cash, cash equivalents and investments were $465.9 million at Sept. 30, 2012, a decrease of $8.9 million from June 30, 2012. In the third quarter of 2012, net cash provided by operations was $2.3 million. The Company purchased $6.3 million of property and equipment and $1.2 million of intellectual property in the third quarter of 2012. On Sept. 13, 2012, $5.2 million was paid to stockholders of record as of Aug. 23, 2012, for the quarterly $0.10 per share of common stock cash dividend.

Quarterly Cash Dividend

On Oct. 31, 2012, the board of directors declared a cash dividend of $0.10 per share of common stock for the fourth quarter, payable on Dec.13, 2012, for stockholders of record at the close of business on Nov. 22, 2012.

Prepared Remarks and Conference Call Information

Concurrently with the publication of its earnings press release, the Company will post to its website management’s prepared remarks regarding the Company’s quarterly performance. These prepared remarks are being made available in order to provide the investment community with additional time to analyze the Company’s results prior to the conference call. The third quarter 2012 earnings conference call will include brief remarks from management, followed by a Q&A session.

The Company will hold its third quarter 2012 earnings conference call at 2:00 P.M. Pacific (5:00 P.M. Eastern) today. To access the call in the U.S., please dial 888-723-9308, and for international callers dial 706-643-3789 approximately 10 minutes prior to the start of the conference call. The conference call will also be broadcast live over the Internet and available for replay for 90 days at www.tessera.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial 855-859-2056. International callers please dial 404-537-3406. Enter access code 39819195.

Safe Harbor Statement

This document contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company’s financial results for the third quarter of 2012; the adoption of the Company’s technologies, including its DIMM-IN-A-PACKAGE solution and its MEMS autofocus technology; new long-term licenses for the Company’s patented ideas; the shipment of MEMS autofocus technology in the fourth quarter; and the manufacturing and shipment of DigitalOptics next-generation MEMS camera modules. Material factors that may cause results to differ from the statements made include the plans or operations relating to the Company’s businesses; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; the timing and results, which are not predictable and may vary in any individual proceeding, of any ICC ruling or award, including in the Amkor arbitration; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductor and camera module products; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses, including the integration by DigitalOptics Corporation (“DOC”) of its recently acquired camera module manufacturing facility in Zhuhai, China; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies and sell products due to high concentration in the markets for semiconductors and related products and camera modules; the impact of competing technologies on the demand for the Company’s technologies and products; failure by DOC to become a vertically integrated camera module supplier; and the reliance on a limited number of suppliers for the components used in the manufacture of DOC products. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. The Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2011, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, include more information about factors that could affect the Company’s financial results. The Company assumes no obligation to update information contained in this press release. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

About Tessera Technologies, Inc.

Tessera Technologies, Inc. is a holding company with operating subsidiaries in two segments: Intellectual Property and DigitalOptics. The Intellectual Property business, comprised of engineering, licensing, account administration and litigation teams, generates revenue from manufacturers that use its patented ideas. The DigitalOptics business delivers innovation in imaging and optics with products and capabilities that enable expanded functionality in increasingly smaller devices. DigitalOptics’ miniaturized camera module solutions provide cost-effective, high-quality camera features, including Micro Electro Mechanical Systems (“MEMS”)-based autofocus, extended depth of field (“EDoF”), zoom, image enhancement and optical image stabilization. DigitalOptics also offers customized micro-optic lenses from diffractive and refractive optical elements to integrated micro-optical subassemblies. For more information call 1.408.321.6000 or visit www.tessera.com.

Tessera, Tessera, Inc., the Tessera logo, DigitalOptics Corporation, and Invensas Corporation are trademarks or registered trademarks of affiliated companies of Tessera Technologies, Inc. in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company’s earnings release contains non-GAAP financial measures adjusted for either one-time or ongoing non-cash acquired intangibles amortization charges, acquired in-process research and development, all forms of stock-based compensation, impairment charges on long-lived assets and goodwill, and related tax effects. The non-GAAP financial measures also exclude the effects of FASB Accounting Standards Codification 718, “Stock Compensation” upon the number of diluted shares used in calculating non-GAAP earnings per share. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company’s ongoing business performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Set forth below are reconciliations of non-GAAP net income to the Company’s reported GAAP net income.

-Tables follow-

TESSERA TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011
Revenues:
Royalty and license fees	$60,114	$55,271	$161,563	$182,931
Past production payments	79	—	79	—
Product and service revenues	12,497	4,071	19,145	14,914

Total revenues	72,690	59,342	180,787	197,845

Operating expenses:
Cost of revenues	16,748	5,594	28,105	16,467
Research, development and other related costs	24,615	18,690	72,930	56,088
Selling, general and administrative	24,010	20,432	73,058	62,671
Litigation expense	9,689	9,059	19,905	22,263
Goodwill impairment	—	49,653	—	49,653
Restructuring charges	—	2,938	—	4,997

Total operating expenses	75,062	106,366	193,998	212,139
Operating loss	(2,372)	(47,024)	(13,211)	(14,294)
Other income and expense, net	3,725	690	5,380	2,024

Income (loss) before taxes	1,353	(46,334)	(7,831)	(12,270)
Provision for (benefit from) income taxes	2,465	(1,598)	1,778	9,668

Net loss	$(1,112)	$(44,736)	$(9,609)	$(21,938)

Basic and diluted net loss per share:
Net loss per share-basic	$(0.02)	$(0.87)	$(0.19)	$(0.43)

Net loss per share-diluted	$(0.02)	$(0.87)	$(0.19)	$(0.43)

Cash dividends declared per share	$0.10	$—	$0.20	$—

Weighted average number of shares used in per share calculations-basic	52,093	51,364	51,908	50,980

Weighted average number of shares used in per share calculations-diluted	52,093	51,364	51,908	50,980

TESSERA TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,	December 31,
	2012	2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$124,954	$55,758
Short-term investments	340,952	436,687
Accounts receivable, net	14,083	8,599
Inventories	3,261	1,574
Short-term deferred tax assets	2,032	1,892
Other current assets	23,695	13,664

Total current assets	508,977	518,174

Property and equipment, net	50,987	36,319
Intangible assets, net	126,128	141,326
Goodwill	6,844	—
Long-term deferred tax assets	15,456	18,223
Other assets	10,597	2,484

Total assets	$718,989	$716,526

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,086	$7,203
Accrued legal fees	7,003	6,110
Accrued liabilities	18,190	20,824
Deferred revenue	4,223	2,610

Total current liabilities	42,502	36,747

Long-term deferred tax liabilities	4,083	4,083
Other long-term liabilities	5,407	5,017

Stockholders’ equity:
Common stock	53	52
Additional paid-in capital	478,770	462,697
Treasury stock	(10,588)	(10,505)
Accumulated other comprehensive income	374	24
Retained earnings	198,388	218,411

Total stockholders’ equity	666,997	670,679

Total liabilities and stockholders’ equity	$718,989	$716,526

TESSERA TECHNOLOGIES, INC.

RECONCILIATION TO NON-GAAP INCOME FROM GAAP NET LOSS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
GAAP net loss	$(1,112)	$(44,736)	$(9,609)	$(21,938)
Adjustments to GAAP net loss:

Stock-based compensation—cost of revenues	106	67	504	339
Stock-based compensation—research, development and other related costs	1,326	1,694	4,990	6,548
Stock-based compensation—selling, general and administrative	2,548	3,598	7,755	13,363
Amortization of acquired intangibles—cost of revenues	1,860	1,703	5,891	5,117
Amortization of acquired intangibles—research, development and other related costs	1,348	872	4,054	2,365

Amortization of acquired intangibles—selling, general and administration	2,985	1,736	8,965	5,066
Impairment of goodwill	—	49,653	—	49,653
Tax adjustments for non-GAAP items	(2,564)	(3,947)	(8,048)	(9,503)

Non-GAAP net income	$6,497	$10,640	$14,502	$51,010

Non-GAAP net income per common share—diluted	$0.12	$0.20	$0.27	$0.97

Weighted average number of shares used in per share calculations excluding the effects of 123R—diluted	53,029	52,590	52,986	52,396

TESSERA TECHNOLOGIES, INC.

CONSOLIDATED REVENUE DETAILS

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenues:
Intellectual Property Segment
Royalty and license fees	$57,721	$50,312	$149,723	$164,414
Past production payments	79	—	79	—
Product and service revenues	66	—	66	—

Total Intellectual Property revenues	57,866	50,312	149,868	164,414
DigitalOptics Segment
Royalty and license fees	2,393	4,959	11,840	18,517
Product and service revenues	12,431	4,071	19,079	14,914

Total DigitalOptics revenues	14,824	9,030	30,919	33,431

Total revenues	$72,690	$59,342	$180,787	$197,845